                                                                     EXHIBIT 5.1

                                  [Letterhead]

                                          August 4, 1998

Genus, Inc.
1139 Karlstad Drive
Sunnyvale, California 94089

        Re: Registration Statement on Form S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of a shelf offering of 1,676,877 shares of your Common Stock (the "Shares") issued upon conversion of Series A Convertible Preferred Stock and to be issued upon the conversion of issued and outstanding shares of the Series B Convertible Preferred Stock (the "Series B Stock"), exercise of Warrants to Purchase Common Stock (the "Warrants") and dividends on the Series B Stock in accordance with the Articles of Incorporation as currently in effect. As your counsel, we have examined the proceedings proposed to be taken in connection with the sale and issuance of the above-referenced securities.

    In our opinion, the shares issued upon conversion of the Series A Convertible Preferred Stock are legally and validly issued, fully paid and nonassessable, and the Shares to be issued upon conversion of the Series B Stock, the exercise of the Warrants and as dividends on the Series B Stock will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI